Exhibit 10.1

Loan contract

Borrower (Party A):	Ziben Tiantang Co., Ltd.

Lender (Party B):	Top Favour Limited

In the view of certain foreign matters, and based upon mutual negotiations, the parties enter into the following agreement.

1.	Loan Amount

Party A hereby confirms that it has borrowed US$10,044,200.00$ from Party B as of the signing of this agreement.

2.	Interest Rate

7%, which exceeds the standard annual loan interest rate of People's Bank of China for the same period.

3.	Term

The term of the loan is six months, from December 8, 2013 to June 7, 2014.

4.	Repayment

Procedures: Interest payment every six months, with repayment of loan principal and accrued interest at the end of the term. Interest and principal may be repaid in US dollars and Chinese Renminbi. Once the agreement is in effect, lender may arrange for return of payment to borrower upon one-month notice in the event borrower has urgent requirement for funds.

5.	Dispute Resolution

The parties will attempt to resolve any dispute by negotiation. If negotiation is unsuccessful, then the parties agree to arbitrate their dispute in the jurisdiction where the agreement is entered into.

6.	Others

(a)	No party may unilaterally modify or terminate the agreement. If any party seeks to modify or terminate the agreement in accordance with to the Contract Law of the People's Republic of China, such party must notify in writing, and reach an understanding with, the other party.

(b)	The parties shall negotiate on any matters not addressed herein, and supplement the agreement accordingly. Any such supplement shall have the same legal effect as this agreement.

(c)	Each party shall hold one copy of this agreement, and the agreement shall take effect upon the parties’ seals.

(d)	This agreement is entered into in Pingdingshan City, Henan Province, on December 8, 2013.

Borrowers (seal): Ziben Tiantang Co., Ltd. [seal]	Lender (seal): Top Favour Limited [seal]
Legal Representative (signature):	Legal representative (signature):
Agent (signature):	Agent (signature):

Dated: 12/8/2013